                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRESTIGE BANCORP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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* No fee required

                             PRESTIGE BANCORP, INC.
                             710 OLD CLAIRTON ROAD
                       PLEASANT HILLS, PENNSYLVANIA 15236
                                 (412) 655-1190

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Prestige Bancorp, Inc. (the "Company") will be held at the Georgetown Centre, located at 526 East Bruceton Road, Pleasant Hills, Pennsylvania 15236 on Wednesday, April 29, 1998 at 10:30 A.M., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

       I. The election of three directors of the Company;

      II. The ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company and Prestige Bank, A Federal Savings Bank; and

     III. To transact such other business as may properly come before the Meeting or any adjournment thereof. Management is not aware of any other such business.

     Stockholders of record at the close of business on March 17, 1998, are stockholders entitled to vote at the Meeting and any adjournment thereof.

     You are requested to complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ PATRICIA A. WHITE
                                          ---------------------
                                              Patricia A. White
                                              Secretary

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     YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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                             PRESTIGE BANCORP, INC.
                     710 Old Clairton Road, Pittsburgh, PA
                 15236-4300 - 412-655-1190 - (Fax) 412-655-1772

March 23, 1998

Dear Stockholders:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders (the "Meeting") of Prestige Bancorp, Inc. (the "Company"). The meeting will be held at the Georgetown Centre, located at 526 East Bruceton Road, Pleasant Hills, Pennsylvania 15236 on Wednesday, April 29, 1998 at 10:30 A.M., local time. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the Meeting.

At the Meeting, officers and directors of the Company will report on the activities of the Company. We will then take action on the matters described in the proxy statement. The Meeting will conclude with a question and answer period.

It is very important that your shares be voted at the Meeting regardless of the number you own or whether you are able to attend the Meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and all of the employees of the Company and Prestige Bank, I thank you for your continued interest and support, and I look forward to seeing you at the Meeting.

Sincerely,

/s/ ROBERT S. ZYLA
------------------
    Robert S. Zyla
    President

                             PRESTIGE BANCORP, INC.
                             710 OLD CLAIRTON ROAD
                       PLEASANT HILLS, PENNSYLVANIA 15236

              ---------------------------------------------------

                                PROXY STATEMENT

              ---------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 29, 1998

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Prestige Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held at the Georgetown Centre, 526 East Bruceton Road, Pleasant Hills, Pennsylvania 15236 on April 29, 1998, 10:30 A.M., local time. The accompanying Notice of Meeting, the form of Proxy and this Proxy Statement are being first mailed to the Company's stockholders on or about March 30, 1998. The address of the principal executive offices of the Company is set forth above.

     At the Meeting, the stockholders will consider and vote upon (i) the election of three directors, and (ii) the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with the holder's best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof, unless the proxy is revoked, or the stockholder who executed the proxy attends the Meeting and votes in person.

                       VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if the stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW AND "FOR" THE OTHER LISTED PROPOSAL. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or will not serve, and matters incident to the conduct of the Meeting and other matters that properly come before the meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on March 17, 1998 ("Voting Record Date"), are entitled to one vote for each share of Common Stock of the Company then held. As of March 17, 1998, the Company had 914,873 shares of its common stock ("Common Stock") outstanding.

     As provided in the Articles of Incorporation of the Company, for a period of five years from the completion of the conversion of Prestige Bank, A Federal Savings Bank (the "Savings Bank") from a mutual chartered savings bank to a stock chartered savings bank (the "Conversion"), no person is permitted to beneficially own in excess of 10% of the outstanding shares of the Common Stock (the "Limit"), and any shares of the Common Stock acquired in violation of the Limit are not entitled to vote. The Conversion took place on June 27, 1996. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

     The presence in person or by proxy of at least a majority of the outstanding shares of the Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for one or more of the nominees being proposed. Under the Company's Bylaws, directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     As to the ratification of independent auditors as set forth in Proposal II and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Persons and groups owning 5% or more of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Act of 1934, as amended (the "1934 Act"). As of March 17, 1998, management knows of no person who beneficially owns 5% or more of the Common Stock of the Company other than those entities shown on the table immediately below. The following table sets forth as of March 17, 1998 certain information as to the Common Stock beneficially owned by the Prestige Bancorp Employee Stock Ownership Plan (the

"ESOP"), each other 5% or greater stockholder of the Company, and all executive officers and directors of the Company as a group.

                               5% OR BETTER BENEFICIAL OWNERSHIP
------------------------------------------------------------------------------------------------
                                            AMOUNT AND NATURE OF           PERCENT OF SHARES OF
                                           BENEFICIAL OWNERSHIP OF             COMMON STOCK
           NAME AND ADDRESS OF               COMMON STOCK AS OF              OUTSTANDING AS OF
            BENEFICIAL OWNER                   MARCH 17, 1998                 MARCH 17, 1998
            ----------------                   --------------                 --------------
Prestige Bancorp Employee Stock..........          77,041                           8.4%
Ownership Plan
710 Old Clairton Road
Pleasant Hills, PA 15236

First Financial Fund, Inc................          95,300                          10.4%
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-9077

Wellington Management Company, LLP.......          95,300(2)                       10.4%
75 State Street
Boston, Massachusetts 02109

John Hancock Regional Bank Fund..........          82,000(1)                        9.0%
c/o John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199

All Directors and Executive Officers,
  as a Group (8 persons).................          87,080(3)(4)(5)                  9.5%

------------

(1) John Hancock Advisers, Inc. ("JHA"), the investment advisor of John Hancock Regional Bank Fund, holds a direct ownership interest of 82,000 shares of Common Stock for the benefit of the John Hancock Regional Bank Fund. Through parent/subsidiary relations with JHA, each of John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc., and the Berkeley Financial Group have an indirect ownership of these shares.

(2) The Common Stock is held by Wellington Management Company, LLP ("WMC") in its capacity as investment advisor. The beneficial ownership of these securities is owned by clients of WMC. These clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Other than First Financial Fund, Inc., no client of WMC for which WMC holds record ownership of the Common Stock is known by WMC to hold 5% or more of the Common Stock.

(3) For purposes of this table, the term executive officers includes all person who were executive officers of the Company and the Savings Bank on March 17, 1998.

(4) This figure includes additional shares of Common Stock described in footnotes to the table of beneficial ownership of the Company by the Directors and Executive Officers set forth hereinafter. This figure also includes 22,885 shares of Common Stock held by directors and executives officers in a fiduciary capacity (other than related to the ESOP, as defined hereinafter, or the Management Retention and Recognition Plan and Trust) for another person or held by or for the benefit of family members of executive officers or directors. See "PROPOSAL I--ELECTION OF DIRECTORS--Information with Respect to Nominees for Directors, Continuing Directors and Executive Officers". This figure includes unvested awards of 15,906 shares of Common Stock which have been granted to directors and executive officers of the Company and the Savings Bank under the Management Recognition and Retention Plan and Trust over which shares the named individuals possess the power to direct the exercise of voting rights and which such shares have been acquired by and held in the Management Recognition and Retention Plan and Trust. Although the Management Recognition and Retention Plan and Trust was established to acquire 38,521 shares of Common Stock as of the record date of March 17, 1998 only 19,600 shares of Common

    Stock are held by the Management Recognition and Retention Plan and Trust which is less than the number of awarded but unvested shares under the Management Recognition and Retention Plan and Trust. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust". This figure also includes 1,994 shares of Common Stock owned by the Prestige Bancorp Employee Stock Ownership Plan ("ESOP") which are allocated to executive officers over which such executive officers have the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Employee Stock Ownership Plan and Trust". This figure excludes shares of Common Stock held under the ESOP for which a director or executive officer serves as a member of the ESOP Committee or Trustee Committee. Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity. The ESOP purchased such shares for the exclusive benefit of plan employee participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of total gross compensation as the ESOP debt is repaid. The Board of Directors has appointed a committee consisting of Messrs. Zyla, Stiver and Hein to serve as the ESOP administrative committee ("ESOP Committee") and Messrs. Zyla and Stiver serve as the ESOP Trustees ("ESOP Trustees"). The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting directive is received will be voted by the ESOP Trustees in proportion to the directives received by responding participants. As of March 17, 1998, 7,704 shares have been allocated under the ESOP to participant accounts. As of March 17, 1998, 1,994 shares have been allocated under the ESOP to participant accounts of executive officers.

(5) Ownership interests of Common Stock by directors and executive officers is set forth below. See "PROPOSAL I--ELECTION OF DIRECTORS--Information With Respect to Nominees for Directors, Continuing Directors and Executive Officers".

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Common Stock of the Company is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 1997.

                       PROPOSAL I--ELECTION OF DIRECTORS
GENERAL

     The Company's bylaws require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of seven members. Three directors will be elected at the Meeting, to serve for a three-year term, as noted below, or until his successor has been elected and qualified.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     John A. Stiver, Patricia A. White and Michael R. Macosko have been nominated by the Board of Directors to serve as directors for a three year term commencing on the date of the Meeting. Messrs. Stiver and Macosko and Ms. White are currently members of the Board of Directors. Ms. White is the Treasurer and Secretary of the Company and has served in such capacity since the Conversion. Ms. White is also the Executive Vice President of the Savings Bank and has performed as such since 1989. In accordance with the Company's Articles of Incorporation, the Board of Directors will consider nominees for directors from stockholders and such nominees, if properly presented to the Company in accordance with the terms of the Company's Articles of Incorporation will be placed on the ballot at the Meeting. A stockholder of the Company may submit a nomination for the Board of Directors no later than the close of business on the sixtieth (60(th)) day preceding the anniversary date of the immediately preceding annual meeting of the stockholders of the Company. Any such nomination must conform to the requirements of the Articles of Incorporation of the Company. However, the Board of Directors determines whether or not to recommend any stockholder nominees. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. Each of the nominees of the Board of Directors has consented to serve as a director if elected. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why the nominees might be unavailable to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.

     The following two tables set forth the names of the nominees and the names of the directors continuing in office, their respective names, ages, and the year each became a director of the Company (or the Savings Bank, in the event such individual served as a director of the Savings Bank prior to the Conversion), the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned. The third table sets forth the one remaining executive officer, his age and the number and percentage of shares beneficially owned. The third table also sets forth the number of shares beneficially owned and aggregate percentage of beneficial ownership by the directors and executive officers as a group.

             BOARD OF DIRECTORS NOMINEES FOR TERM TO EXPIRE IN 2001
                    AND BENEFICIAL OWNERSHIP OF COMMON STOCK

                                                                                          PERCENT OF
                                                                           SHARES OF       SHARE OF
                                                               CURRENT    COMMON STOCK      COMMON
                                                   DIRECTOR    TERM TO    BENEFICIALLY       STOCK
                 NAME                    AGE(1)    SINCE(2)    EXPIRE       OWNED(3)      OUTSTANDING
                 ----                    ------    --------    ------       --------      -----------
Michael R. Macosko.....................    46        1992       1998         11,183(4)      1.22%
John A. Stiver.........................    53        1986       1998         26,562(5)      2.90%
Patricia A. White......................    51        1989       1998         12,879(6)      1.41%

    DIRECTORS CONTINUING IN OFFICE AND BENEFICIAL OWNERSHIP OF COMMON STOCK

                                                                                          PERCENT OF
                                                                           SHARES OF       SHARES OF
                                                               CURRENT    COMMON STOCK      COMMON
                                                   DIRECTOR    TERM TO    BENEFICIALLY       STOCK
                 NAME                    AGE(1)    SINCE(2)    EXPIRE       OWNED(3)      OUTSTANDING
                 ----                    ------    --------    ------       --------      -----------
Martin W. Dowling......................    71        1992       1999          5,787(7)       .63%
Charles P. McCullough..................    43        1995       2000          5,031(8)       .55%
Mark R. Schoen.........................    44        1994       1999          4,294(9)       .47%
Robert S. Zyla.........................    50        1984       2000         10,655(10)     1.17%

                        REMAINING EXECUTIVE OFFICER AND
                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                                                                                           PERCENT OF
                                                                            SHARES OF       SHARES OF
                                                                CURRENT    COMMON STOCK      COMMON
                                                  DIRECTOR      TERM TO    BENEFICIALLY       STOCK
                NAME                  AGE(1)       SINCE        EXPIRE       OWNED(3)      OUTSTANDING
                ----                  ------       -----        ------       --------      -----------
James M. Hein.......................    34           N/A          N/A         10,689(11)     1.17%
All Directors and Executive Officers
  as a Group (8 Persons)............   N/A           N/A          N/A         87,080(12)     9.52%

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 (1) As of February 28, 1998.

 (2) Prior to the Conversion on June 27, 1996, the Savings Bank was a federal chartered mutual savings bank. The Company is a holding company which was created as part of the Conversion. As part of the Conversion, the then-directors of the Savings Bank were selected as directors of the Company.

 (3) Beneficial ownership as of the Voting Record Date.

 (4) This figure includes 843 shares of Common Stock awarded to Mr. Macosko, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. Macosko possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust".

 (5) This figure includes 365 shares of Common Stock held individually by Mrs. Stiver This figure includes 12,500 shares of Common Stock held by C&J Leasing Company, a corporation owned 100% by Mr. Stiver. This figure includes 6,000 shares of Common Stock held by the John A. Stiver Profit Sharing Plan, a trust for which John A. Stiver is the trustee and beneficiary. This figure also includes 1,082 shares of Common Stock awarded to Mr. Stiver, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. Stiver possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust". This figure does not include 69,337 shares of Common Stock of the Company owned by the ESOP for which Mr. Stiver acts as co-trustee and as a member of the ESOP Committee and which remain unallocated shares for which trustees do not have discretionary voting rights or investment powers. Mr. Stiver disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. See footnote 4 to table of "5% or Better Beneficial Ownership" set forth above.

 (6) This figure also includes 4,209 shares of Common Stock awarded to Mrs. White, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mrs. White possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust". This figure also includes 598 shares of Common Stock allocated to the account of Mrs. White established under the terms of the ESOP over which shares Mrs. White possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Employee Stock Ownership Plan and Trust".

 (7) This figure also includes 787 shares of Common Stock awarded to Mr. Dowling, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. Dowling possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust".

 (8) This figure includes 1,453 shares of Common Stock held individually by Mrs. McCullough through an IRA account. This figure also includes 618 shares of Common Stock awarded to Mr. McCullough, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. McCullough possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust".

 (9) This figure includes 520 shares of Common Stock held by Mr. Schoen or Mrs. Schoen as custodian for minor children. This figure also includes 674 shares of Common Stock awarded to Mr. Schoen, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. Schoen possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS --Benefits--Management Recognition and Retention Plan and Trust".

(10) This figure includes 547 shares of Common Stock held by Mrs. Zyla through an IRA account. This figure includes 4,045 shares of Common Stock awarded to Mr. Zyla, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. Zyla possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust". This figure includes 855 shares of Common Stock allocated to the account of Mr. Zyla established under the terms of the ESOP over which shares Mr. Zyla possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Employee Stock Ownership Plan and Trust". This figure does not include 69,337 shares of Common Stock of the Company owned by ESOP as to which Mr. Zyla acts as co-trustee and as a member of the ESOP Committee and which are not allocated to Mr. Zyla's account or which remain unallocated shares for which trustees do not have discretionary voting rights or investment powers. Mr. Zyla disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. See footnote 4 to table of "5% or Better Beneficial Ownership" set forth above.

(11) This figure includes 1,500 shares of Common Stock held individually by Mrs. Hein. This figure also includes 3,648 shares of Common Stock awarded to Mr. Hein, but not yet vested, pursuant to the Management Recognition and Retention Plan and Trust and currently held by the Management Recognition and Retention Plan and Trust over which shares Mr. Hein possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Management Recognition and Retention Plan and Trust". This figure also includes 541 shares of Common Stock allocated to the account of Mr. Hein established under the terms of the ESOP over which shares Mr. Hein possesses the power to direct the exercise of voting rights. See "PROPOSAL I--ELECTION OF DIRECTORS--Benefits--Employee Stock Ownership Plan and Trust". This figure does not include 69,337 shares of Common Stock of the Company owned by ESOP as to which Mr. Hein acts as a member of the ESOP Committee and which are not allocated to Mr. Hein's account or which remain unallocated shares for which trustees do not have discretionary voting rights or investment powers. Mr. Hein disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. See footnote 4 to table of "5% or Better Beneficial Ownership" set forth above.

(12) See footnote 4 to the table of "5% or Better Beneficial Ownership" set forth above.

DIRECTOR AND EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

     Set forth below is information with respect to the principal occupations during the last five years for the directors and executive officers of the Company and the Savings Bank.

     MARTIN W. DOWLING is the director and owner of Jefferson Hills Real Estate, Inc. He is also President of Martin W. Dowling, Inc., a building and remodeling company, and President of Town Hall Estates, Inc., and Meadow Green Corp., both companies being in the business of real estate development. Mr. Dowling also serves as director of Jefferson Hospital and other healthcare-related organizations.

     JAMES M. HEIN is the Chief Financial Officer of the Savings Bank and has performed as such since January 1996. Prior to that time Mr. Hein acted as the Controller of the Savings Bank. In connection with the formation of the Company and the Conversion of the Savings Bank, Mr. Hein was appointed the Controller of the Company.

     MICHAEL R. MACOSKO is a pharmacist with Eckerd Drug, Inc., and has performed as such since 1995 with Eckerd Drug, Inc. and its predecessor Thrift Drug, Inc. From 1974 until 1995 he was pharmacist, owner and President of Woody's Drug Store, Inc.

     CHARLES P. MCCULLOUGH is an attorney and a shareholder with Tucker Arensberg, P.C., and has performed as an attorney at Tucker Arensberg, P.C. since November of 1995. Prior to his employment by Tucker Arensberg, P.C., Mr. McCullough was a solo practitioner attorney at law.

     MARK R. SCHOEN is an Assistant Vice President of Business Development for Federated Investors, a company servicing the mutual fund industry. Mr. Schoen has performed in this capacity since 1997. Prior to

1997, Mr. Schoen was employed as an Assistant Vice President of Product Administration for Federated Investors and had performed as such since 1992.

     JOHN A. STIVER is a CPA licensed to practice in Pennsylvania since 1972 and has been a self employed CPA since 1980. Mr. Stiver serves as Chairman of the Board of Directors of the Company and the Savings Bank. He is also President and owner of C & J Leasing Co., an equipment leasing company, President and owner of Jackson Group, Ltd., an investment company, and President and owner of Miller's Mini Storage, Inc., a self-storage company.

     PATRICIA A. WHITE is the Executive Vice President of the Savings Bank, and has performed as such since 1989. She is also the Corporate Secretary of the Savings Bank and has performed as such since 1986. Her main duties include oversight of the marketing, compliance, security and loan origination areas of the Savings Bank. In connection with the formation of the Company and the Conversion, Ms. White was appointed Treasurer and Secretary of the Company.

     ROBERT S. ZYLA is the President, Chief Executive Officer and Treasurer of the Savings Bank. Mr. Zyla was appointed President of the Savings Bank in 1989. Mr. Zyla received the title of Chief Executive Officer and Treasurer of the Savings Bank in 1995. In connection with the formation of the Company and the Conversion, Mr. Zyla was appointed the President of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE SAVINGS BANK

     The Board of Directors of the Company meets on a monthly basis. Special meetings of the Board of Directors may be called by the President of the Company, its Chairman of the Board or by a majority of the directors of the Company. During the fiscal year ending December 31, 1997, the Board of Directors met 12 times. No director of the Company attended fewer than 80% of the total number of board meetings or committee meetings during this period. The Board of Directors of the Company has established the following committees:

     Executive Committee of the Company. The Executive Committee consists of Ms. White and Messrs. Zyla, Stiver, Hein and McCullough. The Executive Committee addresses policy issues of the Company which arise between meetings of the Board of Directors of the Company. The Executive Committee did not meet during 1997.

     Audit Committee of the Company. The Audit Committee consists of Messrs. Stiver (Chairman), Dowling, Macosko, Schoen and McCullough. The Audit Committee recommends engagement of the external auditors of the Company and the Savings Bank and reviews the audit reports of the external auditors and of the internal auditor of the Savings Bank and the Company. The Audit Committee met 4 times during 1997. This committee functions for both the Company and the Savings Bank.

     Compensation Committee of the Company. The Compensation Committee consists of Messrs. Stiver, Dowling, Macosko, Schoen and McCullough. The Compensation Committee sets the level of compensation of the executive officers of the Company and the Savings Bank (other than compensation in the form of stock option and stock compensation awards). The Compensation Committee met 1 time during 1997.

     The primary business of the Company is conducted through its only subsidiary, Prestige Bank, A Federal Savings Bank (the "Savings Bank"). Each director of the Company is also a director of the Savings Bank. The Board of Directors of the Savings Bank meets on a monthly basis and may have additional special meetings upon the request of the President, the Chairman of the Board of Directors or a majority of the directors of the Savings Bank. During the fiscal year ended December 31, 1997, the Board of Directors met 12 times. No director attended fewer than 80% of the total number of board meetings or committee meetings on which he or she served that were held during this period. The Board of Directors of the Savings Bank has established the following committees:

     Loan Committee of the Savings Bank. The Loan Committee consists of Ms. White and Messrs. Zyla, Stiver, Dowling and McCullough. The Loan Committee has the authority to approve loans up to $500,000. Loans in excess of $500,000 are reviewed by the full Board of Directors of the Savings Bank. The Loan Committee met 24 times during 1997.

     Investment and the Asset and Liability Committees of the Savings Bank. The Investment and the Asset and Liability Committees each consists of Messrs. Zyla, Stiver, and Hein. These Committees meet back to back. The Investment Committee has the authority to approve investments in securities eligible for purchase by a savings association up to $5 million and makes recommendations to the full Board of Directors of the Savings Bank with respect to investment policies and investments in excess of $5 million. The Investment Committee also functions to approve investments in securities eligible for purchase by a savings and loan holding company. The Investment Committee has authority to approve investments in securities eligible for purchase by a savings and loan holding company up to $500,000 and makes recommendations to the full Board of Directors of the Company with respect to investment policies and investments in excess of $500,000. The Asset and Liability Committee reviews the interest bearing liabilities of the Savings Bank against the interest earning assets of the Savings Bank and operates to manage the interest rate risk of the Savings Bank. The Investment and the Asset and Liability Committees each met 12 times during 1997.

     Asset Classification Committee of the Savings Bank. The Asset Classification Committee consists of Messrs. Zyla, Stiver and Hein. The Asset Classification Committee reviews the Savings Bank's loan portfolio to determine the classification of loans which are past due. The Asset Classification Committee met 12 times during 1997.

     Marketing/Community Reinvestment Act Committee of the Savings Bank. The Marketing/Community Reinvestment Act Committee consists of Ms. White and Messrs. Dowling, Schoen and Macosko. The Committee oversees the Savings Bank's marketing efforts and monitors its compliance with the Community Reinvestment Act. The committee met 4 times during 1997.

     Facilities Committee of the Savings Bank. The Facilities Committee consists of Messrs. McCullough, Dowling and Zyla. Mr. McCullough acts as the chairman of the Facilities Committee. This Committee oversees all construction projects and supervises capital improvements in the nature of plant, property and equipment. The Committee met 7 times in 1997.

     Technology Committee of the Savings Bank. The Technology Committee consists of Messrs. Hein, Schoen and Zyla. Mr. Zyla is the chairman of this Committee. This Committee oversees the acquisition of new technology devices and software applicable to the banking industry. This Committee will review and analyze any Year 2000 issues that arise with the Savings Bank's electronic data proceeding. This Committee met 3 times in 1997.

DIRECTORS' COMPENSATION

     All directors of the Savings Bank are paid a $500 monthly fee. There are no separate Board of Directors' fees for the monthly meeting of the Company. In addition, all outside directors received $150 for each committee meeting of the Company or the Savings Bank attended during 1997. The monthly fee for a director for 1998 will rise to $600. All outside directors will receive $150 for each committee meeting of the Company or the Savings Bank they attend during 1998. In addition, the Chairman of the Board of Directors of the Savings Bank received monthly compensation of $8,000 for the fiscal year ending 1997 for his services as Chairman of the Board of Directors. For the fiscal year ending December 31, 1998, the Chairman of the Board of Directors will receive a monthly stipend of $10,000. The Chairman of the Board of Directors will receive no separate fee for attendance at board meetings or committee meetings. The aggregate amount of fees paid to the directors for the year ended December 31, 1997 for all board and committee meetings of the Company and the Savings Bank was $143,500 of which $96,000 was paid to Mr. Stiver.

     The Board of Directors of the Company adopted a Stock Option Plan and a Management Recognition and Retention Plan for the fiscal years ending December 31, 1997 and thereafter. Under these plans the non-employee directors will be awarded stock options and stock on a formula basis. See "PROPOSAL I - ELECTION OF DIRECTORS - Benefits - Stock Option Plan and Management Recognition and Retention Plan".

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of certain information concerning the compensation paid by the Company and the Savings Bank for services rendered in all capacities during the year ended December 31, 1997 to the President of the Company, who is also the President, Chief Executive Officer and Treasurer of the Savings Bank. No executive officer of the Company or the Savings Bank received an annual salary plus bonuses during the fiscal year in an amount exceeding $100,000.

                         SUMMARY COMPENSATION FOR 1997

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                  AWARDS (1)
                                                                           ------------------------
                                                                           RESTRICTED   SECURITIES
                                                                             STOCK      UNDER-LYING
                                                          OTHER ANNUAL      AWARD(S)     OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR(2)   SALARY    BONUS   COMPENSATION(3)     ($)(4)     SARS(#)(5)    COMPENSATION(6)
---------------------------  -------   ------    -----   ---------------     ------     ----------    ---------------
Robert S. Zyla,               1997     $88,000    $0         $2,030         $112,500       24,076         $26,973
President of the Company      1996     $84,000    $0         $    0              N/A          N/A         $21,115
and President, Chief          1995     $79,235    $0         $    0              N/A          N/A         $23,929
Executive Officer
and Treasurer of the
Savings Bank

------------

(1) For the year 1996 and 1995 neither the Company nor the Savings Bank had in place any stock options, stock incentive, stock appreciation rights or long-term incentive plans that would fall under the category of long-term compensation, awards, payout, restrictive stock awards or options/SAR for separate presentation. The Company adopted a stock option plan and a management recognition and retention plan at the 1997 annual meeting of shareholders.

(2) For each of 1997, 1996 and 1995 all compensation of Mr. Zyla was paid by the Savings Bank.

(3) Includes vacation pay of $2,030 for 1997. This figure does not include amounts attributable to miscellaneous benefits received by Mr. Zyla. In the opinion of the management of the Company, the costs to the Company of providing such benefits to Mr. Zyla during the years ended December 31, 1997, 1996 and 1995 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for Mr. Zyla.

(4) The Company awarded Mr. Zyla 7,200 shares of Common Stock during 1997 pursuant to the Management Recognition and Retention Plan and Trust. The dollar value of $112,500 represents the product of the number of shares granted to Mr. Zyla on April 23, 1997 times the fair market of the Common Stock on such date, which fair market value was $15.625. The net dollar value of such 7,200 shares of Common Stock as of December 31, 1997 was $144,000. Dividends on these share will be paid in cash. A total number of 4,320 of these 7,200 shares of Common Stock awarded to Mr. Zyla during 1997 will vest over the three year period including 1998, 1999 and 2000. The number of shares vesting in 1998 is 1,440. The number of shares vesting in 1999 is 1,440. The number of shares vesting in 2000 is 1,440. No award of shares granted during 1997 under the Management Recognition and Retention Plan and Trust has yet vested.

(5) No stock appreciation rights ("SARs") were granted. This column discloses the number of shares of Common Stock which can be purchased upon the exercise of granted stock options. Under the term of the Stock Option Plan no granted stock options have yet vested.

(6) This amount includes fees of $6,000, $6,500 and $6,000 paid for service as a member of the Board of Directors of each of the Company and/or the Savings Bank for the years ending December 31, 1997, 1996 and 1995, respectively. This amount includes contributions of $0, $0 and $0 paid by the Company or the Savings Bank to defined contribution plans of the Company and the Savings Bank for the account of Mr. Zyla for the years ending December 31, 1997, 1996 and 1995, respectively. This amount includes payments of $10,093, $10,591 and $17,929 by the Company or the Savings Bank to defined benefit plans which are based on the services of Mr. Zyla for the years ending December 31, 1997, 1996 and 1995. This amount included $10,880 for the year ending December 31, 1997, which is the fair market value of the Common Stock as of the date of allocation of such stock for 1997 from the ESOP share suspension account to the account maintained by the ESOP for Mr. Zyla. This amount included $4,024 for the year ending December 31, 1996, which is the fair market value of the Common Stock as of date of allocation of such stock for 1996 from the ESOP share suspension account to the account maintained by the ESOP for Mr. Zyla.

                           OPTION/SAR GRANTS FOR 1997

                                  INDIVIDUAL GRANTS
                            ------------------------------                               POTENTIAL REALIZABLE
                             NUMBER OF                                                     VALUE AT ASSUMED
                             SECURITIES      % OF TOTAL                                  ANNUAL RATES OF STOCK
                             UNDERLYING     OPTIONS/ SARS                               PRICE APPRECIATION FOR
                            OPTIONS/SARS     GRANTED TO      EXERCISE OR                      OPTION TERM
                              GRANTED       EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
           NAME                (#)(2)      FISCAL YEAR (3)     ($/SH)         DATE        5%($)        10%($)
           ----                ------      ---------------     ------         ----        -----        ------
Robert S. Zyla (1)             24,076          31.37%          $15.625      4/23/07      $236,582     $599,546
President of the Company
and President, Chief
Executive Officer and
Treasurer of the Savings
Bank

------------

(1) No stock option of shares granted during 1997 has yet vested.

(2) No stock appreciation rights ("SARs") were granted. This column discloses the number of shares of Common Stock which can be purchased upon the exercise of stock options granted during 1997. Under the term of the Stock Option Plan no granted stock options have yet vested. These stock options vest at a rate of 20% per year on each anniversary of April 23, 1997.

(3) No stock appreciation rights ("SARs") were granted to any director, officer or employee of the Company or the Savings Bank. This column discloses the ratio expressed as a percentage of the number of options granted to Mr. Zyla during 1997 to the number of options granted to all employees of the Company or the Savings Bank during 1997.

 AGGREGATED OPTION/SAR EXERCISES IN 1997 / DECEMBER 31, 1997 OPTION/SAR VALUES

                                                                              NUMBER OF
                                                                              SECURITIES          VALUE OF
                                                                              UNDERLYING        UNEXERCISED
                                                                             UNEXERCISED        IN-THE-MONEY
                                                                           OPTIONS/ SARS AT   OPTIONS/ SARS AT
                                                                             FY-END(#)(1)        FY-END($)
                                           SHARES                          ----------------   ----------------
                                        ACQUIRED ON                          EXERCISABLE/       EXERCISABLE/
                 NAME                   EXERCISE (#)   VALUE REALIZED($)    UNEXERCISABLE      UNEXERCISABLE
                 ----                   ------------   -----------------    -------------      -------------
Robert S. Zyla (1)                          N/A               N/A              0/24,076        $0/$105,333(2)
President of the Company and
President, Chief Executive Officer and
Treasurer of the Savings Bank

------------

(1) No stock option of shares granted during 1997 has yet vested.

(2) Includes stock options only. This dollar value calculated by multiplying the In-the-Money Options of 24,076 times the difference determined by subtracting the grant price from $20.00.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation of the executive officers of the Company and the Savings Bank is set annually by the Compensation Committee of the Company. Salaries of the executive officers of the Savings Bank cover the services provided for both the Savings Bank and the Company. There is no separate salary for service as an officer of the Company. During the fiscal year ended December 31, 1997, the Compensation Committee of the Company consisted of Messrs. Stiver, Dowling, Macosko, McCullough and Schoen. Each of these gentlemen participated in setting executive compensation for the officers of the Company and the Savings Bank.

     As of December 31, 1997, John A. Stiver, a director and the Chairman of the Board, and C&J Leasing Co. (of which Mr. Stiver is owner) have borrowings from the Savings Bank with a total aggregate balance of $149,521 at December 31, 1997. The largest aggregate balance during 1997 of Mr. Stiver's loans (and his affiliates) was $377,433. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These extensions do not involve more than the normal risk of collectability or present other unfavorable features. Mr. Stiver also leases space from the Savings Bank for his offices at an annual rental of $11,100, which management believes is comparable to rates chargeable to unrelated third parties for rentals of similar space. Please see "PROPOSAL I--ELECTION OF DIRECTORS--Directors' Compensation" above for the fees earned by Mr. Stiver as a director and as the Chairman of the Board.

     In addition, Mr. Stiver has prepared the federal and state tax returns and filings of the Company and the Savings Bank and during 1997 received fees of $5,500 for this service. Mr. Stiver has also been retained to prepare the federal and state tax returns and filings of the Company and the Savings Bank due during 1998 and will receive a fee not to exceed $6,000 for these services. Management believes this fee for tax preparation services is comparable to rates charged by unrelated third parties for comparable services.

     As of December 31, 1997, the Savings Bank had committed to make an additional loan to Mr. Stiver in an amount not to exceed $93,000. This loan commitment was made in the ordinary course of business of the Savings Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These extensions do not involve more than the normal risk of collectability or present other unfavorable features.

     Charles P. McCullough, a director of the Savings Bank, is an attorney and a shareholder with the law firm of Tucker Arensberg, P.C., which has been retained by the Savings Bank and the Company with respect to certain legal matters on an ongoing basis. The Company and the Savings Bank expect this relationship to continue.

     Dowling, Inc., (which is owned by Martin W. Dowling) had borrowings from the Savings Bank with a total balance of $15,829 at December 31, 1997. The largest balance outstanding during 1997 of loans to Dowling, Inc., was $20,000. As of December 31, 1997, the Savings Bank had extended to Dowling, Inc., a total credit line of $20,000 of which $15,829 was drawn down as reported above. This credit line was made available in the ordinary course of business of the Savings Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. This extension of credit does not involve more than the normal risk of collectability or present other unfavorable features.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The salaried executive officers of the Company and the Savings Bank consist of Mr. Robert S. Zyla (President of the Company and Chief Executive Officer, President and Treasurer of the Savings Bank), Mr. James M. Hein (Controller of the Company and Chief Financial Officer of the Savings Bank) and Ms. Patricia A. White (Treasurer and Secretary of the Company and Executive Vice President and Secretary of the Savings Bank). The salaries of Messrs. Zyla and Hein and Ms. White are set at the Savings Bank level. No separate salary is paid for service as an officer of the Company.

     The Board of Directors of the Savings Bank meets annually to review compensation paid to senior management. Mr. Zyla and Ms. White abstain from board discussion of executive compensation. The Board of Directors of the Savings Bank reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Savings Bank market area, including institutions with total assets of less than $150 million. Although the Board of Directors of the Savings Bank does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Savings Bank, the Board of Directors of the Savings Bank does consider the overall profitability of the Savings Bank when making these decisions. With respect to each particular employee, his or her particular contributions to the Savings Bank over the past year are also evaluated.

     Mr. Robert S. Zyla, President and Chief Executive Officer of the Savings Bank, received an increase in his base salary from $84,000, the base salary for the fiscal year ending December 31, 1996, to $88,000, the base salary for the fiscal year ending December 31, 1997. For the fiscal year ending December 31, 1998 the Board of Directors of the Savings Bank has set the base salary for Mr. Zyla at $92,000. The Compensation Committee does not consider corporate performance in its determination but only compensation by comparable companies adjusted by an evaluation of the officer's performance.

     The Board of Directors will consider the annual compensation paid to executive officers of financial institutions in the Commonwealth of Pennsylvania and surrounding states with assets of less than $150 million and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer in the future.

     Compensation Committee of the Company:

              John A. Stiver
              Martin W. Dowling
              Charles P. McCullough
              Michael R. Macosko
              Mark R. Schoen

     The following is a graph comparing the Company's cumulative total shareholder returns with the performance of the NASDAQ Stock Market index (US Companies), NASDAQ Financial Stocks index and the stock index for thrift institutions with less than $250 million in assets maintained by SNL Securities LP, in which group the Company is included. For each of the Company and each such index the graph begins with June 27, 1996 (the first day of trading of the Company's Common Stock) and ends on December 31, 1997.

PERFORMANCE GRAPH

     MEASUREMENT PERIOD          PRESTIGE      NASDAQ TOTAL       NASDAQ
   (FISCAL YEAR COVERED)      BANCORP, INC.       RETURN      FINANCIAL INDEX       SNL
   ---------------------      -------------    ------------   ---------------       ---
6/27/96                               100.00          100.00          100.00           100.00
9/30/96                               115.66          105.28          109.12           104.45
12/31/96                              130.12          110.45          121.22           108.90
3/31/97                               154.53          104.47          126.45           118.25
6/30/97                               151.20          123.61          147.25           127.47
9/30/97                               182.97          144.52          171.83           152.20
12/31/97                              194.20          135.54          186.03           167.55

     The Company made 4 dividend payments for the year ended December 31, 1997 which amounted to $.12 per share in the aggregate. The Board of Directors of the Company declared a $.05 per share dividend for the holders of the Common Stock of record as of March 2, 1998 and payable on March 20, 1998. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trend. The Company does not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS

     In connection with the Conversion, the Company and the Savings Bank (collectively, the "Employers") entered into employment agreements with each of Mr. Zyla, Ms. White and Mr. Hein (individually the "Executive" and collectively the "Executives"). Pursuant to the employment agreements, the Employers employed each of the Executives for a term of two years, in each case, in their current positions. The term of each Executive's employment agreement shall be extended annually for an additional one-year period such that at any time the remaining term of the agreement will be from one to two years, unless, not less than

30 days prior to the annual anniversary date, a determination not to extend the agreement is made by either the Company or the Savings Bank or the Executive, or unless the Executive's employment with the Employers has been previously terminated.

     Each of the employment agreements shall be terminable with or without cause by the Employers. The Executive shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death; provided, however, that for the remaining term of the employment agreement, the Executive may be entitled to supplemental disability benefits upon termination of employment due to disability. In the event that (1) the Executive terminates his or her employment (a) because of failure of the Employers to comply with any material provision of the employment agreement, or
(b) for "good reason", as defined in the employment agreement as a result of certain adverse actions which are taken with respect to the Executive's employment following a Change in Control of the Company (defined below), including without limitation, (i) a change in the Executive's title or duties by the Employers, (ii) a reduction in the Executive's base salary or fringe benefits; or (iii) a relocation of the principal executive office of the Employers outside of the Pittsburgh, Pennsylvania area; or (2) prior to a Change in Control the employment agreement is terminated by the Employers without cause, or for other than the disability, retirement or death of the Executive, the Executive, or in the event of the Executive's death, his beneficiary or estate, will be entitled to the continuation of the base salary and certain fringe benefits that the Executive was receiving at the time of such termination for the remaining term of the agreement (approximately one to two years). Following a Change in Control, if the employment agreement is terminated by the Employers without cause, or for other than the disability, retirement or death of the Executive, for purposes of determining the duration of severance pay, the remaining term of the agreement will be extended for a period of one year and the Executive, or in the event of the Executive's death, his beneficiary or estate, will be entitled to the continuation of the base salary and certain fringe benefits that the Executive was receiving at the time of such termination for the remaining extended term of the agreement (approximately two to three years). Under such circumstances and based upon current levels of Executive base salary, base salary and fringe benefits would continue for a period not to exceed three years and one month, resulting in a maximum base salary continuation benefit to the three Executives of $773,796 in the aggregate assuming all three Executives were entitled to base salary continuation benefits, payable over approximately 37 months.

     A Change in Control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition, directly or indirectly, by any person of 25% or more of the combined voting power of the Company's then-outstanding securities or (ii) a change in a majority of the directors of the Company during any period of two consecutive years without the approval of at least two-thirds of the persons then still in office who were directors of the Company at the beginning of such period.

     Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code ("Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for Federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for Federal income tax purposes.

BENEFITS

DEFINED BENEFIT PLAN AND TRUST

     The Savings Bank has a defined benefit pension plan and trust ("Defined Benefit Plan") covering substantially all of its employees. After the Conversion, the Company joined as a participant in this Defined Benefit Plan. The benefits are based on years of service and employees' compensation. Employees of the Savings Bank and the Company are eligible to participate in the Defined Benefit Plan after one year of service and attainment of age 21. In general, the Defined Benefit Plan provides for benefits to a participant payable monthly upon normal retirement at age 65 (or, if later, the 5th anniversary of the participant's original date of participation) in an amount equal to 2% of the participant's average monthly compensation multiplied by the participant's first 20 years of benefit service, plus 1% of such average monthly compensation multiplied by the participant's next 10 years of benefit service. "Years of benefit service" is limited to 30 years. "Average monthly compensation" is the average monthly compensation paid to the participant over the three consecutive plan years of benefit service which produce the highest average during the 10 years preceding the participant's retirement, death or termination of employment. Compensation means the total earnings received by the participant from the Savings Bank and the Company which are subject to Federal income tax, including salary deferrals made on behalf of a participant to the Code Section 401(k) Profit Sharing Plan and Trust (the "401(k) Plan") maintained by the Savings Bank and the Company. A participant may elect to retire early (and receive a reduced monthly benefit) on or after the participant has attained the age of 60 and has provided 20 continuous years of service. Alternatively, a participant may elect a late retirement and receive an adjusted benefit. A year of service is any year in which an employee works a minimum of 1,000 hours. Under the Defined Benefit Plan, a participant's benefits are fully vested after five years of benefit service at a rate of 20% after two years and an additional 20% for each additional year. In addition, a participant's benefits are fully vested upon the participant attaining the normal retirement age of 65 or provided the participant is still employed by the Savings Bank and the Company, upon the participant attaining the early retirement age of 60 and having been employed by the Savings Bank and the Company for at least 20 consecutive years. The rights of a participant under the Defined Benefit Plan also vest automatically upon the death or disability of such participant.

     Payment of benefits under the Defined Benefit Plan generally will be made in the form of a guaranteed annuity payable monthly for as long as the participant lives. If the participant dies before receiving 120 monthly payments, the remainder of the 120 payments will be paid to the participant's designated beneficiary. The automatic form of benefit is a life annuity to an unmarried participant and a qualified joint and survivor annuity to a married participant, although alternative forms of benefits are available. The Defined Benefit Plan also provides a qualified pre-retirement survivor annuity and a pre-retirement death benefit in the event of death of the participant prior to retirement.

     The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of service. The figures in the table assume that the Defined Benefit Plan continues in its present form and that the participants elect a straight life annuity form of benefit.

                               PENSION PLAN TABLE

 THREE YEAR                         YEARS OF CREDITED SERVICE
   ANNUAL      -------------------------------------------------------------------
  AVERAGE      15 YEARS OF   20 YEARS OF   25 YEARS OF   30 YEARS OF   35 YEARS OF
COMPENSATION     SERVICE       SERVICE       SERVICE       SERVICE       SERVICE
------------     -------       -------       -------       -------       -------
  $ 20,000       $ 6,000       $ 8,000       $ 9,000       $10,000       $10,000
  $ 30,000       $ 9,000       $12,000       $13,500       $15,000       $15,000
  $ 40,000       $12,000       $16,000       $18,000       $20,000       $20,000
  $ 50,000       $15,000       $20,000       $22,500       $25,000       $25,000
  $ 60,000       $18,000       $24,000       $27,000       $30,000       $30,000
  $ 70,000       $21,000       $28,000       $31,500       $35,000       $35,000
  $ 80,000       $24,000       $32,000       $36,000       $40,000       $40,000
  $ 90,000       $27,000       $36,000       $40,500       $45,000       $45,000
  $100,000       $30,000       $40,000       $45,000       $50,000       $50,000
  $125,000       $37,500       $50,000       $56,250       $62,500       $62,500

     At December 31, 1997, Mr. Zyla, Ms. White and Mr. Hein had 30, 32 and 11, respectively, years of benefit credited service under the Defined Benefit Plan. The credited earnings for Mr. Zyla are approximately the same as the salary and bonus set forth in the summary compensation table. Benefits under the Defined Benefit Plan are computed on the basis of straight-life annuity with 120 guaranteed payments. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security benefits.

     For the years ended December 31, 1997, 1996 and 1995 the Defined Benefit Plan funding payments amounted to $64,697, $62,121 and $97,007, respectively. For additional information about the Defined Benefit Plan, see Note of the Notes to the Financial Statements set forth in the 1997 Annual Report to Stockholders.

401(K) PLAN AND TRUST

     Effective January 1, 1994, the Savings Bank adopted a 401(k) profit sharing plan and trust (the "401(k) Plan") covering substantially all of its employees. After the Conversion, the Company joined the Savings Bank as a participant in this 401(k) Plan. The 401(k) Plan has no age or service requirements as a condition of eligibility to participate in the 401(k) Plan. In general, the 401(k) Plan allows each participant through a salary reduction arrangement to elect to have his or her compensation paid by the Savings Bank during the plan year reduced by up to 10%, subject to certain limitations, and contributed to the 401(k) Plan. Starting in 1997 a participant's compensation could only be reduced by 7% with such reduction contributed to the 401(k) Plan. A participant's compensation includes his or her W-2 compensation and other compensation which is not currently includable in the participant's gross income by reason of Code Sections 125, 401(a)(8), 402(h)1)(B), or 403(b) (the "Compensation"). The Savings Bank and the Company may make matching contributions on behalf of all participants equal to a discretionary percentage, to be determined by the Savings Bank and the Company, of the participant's elective salary reduction. In addition, the Savings Bank and the Company may make a discretionary contribution which is not limited to its current or accumulated net profit, to be allocated in the same proportion as each participant's Compensation bears to the total of such Compensation for all participants. All employer contributions are discretionary, and not mandatory. Participants are provided with the opportunity to direct the investment of their account balances in the 401(k) Plan through one or more investment funds. Contributions made by a participant through a salary reduction arrangement are credited to a participant's elective account, are fully vested when made and cannot be forfeited for any reason. Employer contributions, if any, are credited to an employer contribution account for each participant. A participant is fully vested in the employer contribution account after five years of credited service with the Savings Bank or the Company. If the participant terminates employment for any reason other than normal retirement at age 65, late retirement, death or total and permanent disability, any amount in the employer contribution account which is not vested will be forfeited. There are no provisions for early retirement benefits or pre-retirement distributions. Withdrawals from a participant's elective account are not permitted except in the event of normal retirement at age 65, disability, termination of employment or a specified hardship. Distributions of benefits under the 401(k) Plan will be made in a cash lump sum payment.

For the years ended December 31, 1997, 1996 and 1995, neither the Company nor the Savings Bank made a matching or other discretionary contribution to the 401(k) Plan.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     In connection with the Conversion, the Company established, and the Savings Bank adopted, an employee stock ownership plan (the "ESOP") for employees of the Company and the Savings Bank. Substantially all employees of the Company and the Savings Bank are eligible to participate in the ESOP. The ESOP will have no age requirement and a one hour service requirement as a condition of eligibility to participate. The Company has received from the Internal Revenue Service a favorable determination letter as to the tax-qualified status of the ESOP.

     As part of the Conversion, the ESOP borrowed $770,410 from the Company to fund the purchase of 8% of the Common Stock issued in connection with the Conversion. The loan to the ESOP will be repaid principally from the Company's and the Savings Bank's contributions to the ESOP over a period of 15 years, and the collateral for the loan will be the Common Stock purchased by the ESOP and remaining unallocated to participant accounts. The interest rate for the ESOP loan is a fixed rate of 7%. The Company or the Savings Bank may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, through the original issuance of additional shares by the Company or through the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company or the Savings Bank. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held by the trustees in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation for the year of allocation. Participants must be employed by the Company or the Savings Bank on the last day of the plan year in order to receive an allocation. Forfeitures will be reallocated among remaining participating employees. Participants will vest in their right to receive their account balances within the ESOP at the rate of 20% per year, starting with completion of their third year of credited service, until 100% vesting is achieved after seven years of credited service. For purposes of vesting, credit is given for years of service with the Savings Bank prior to the adoption of the ESOP. A year of credited service will be earned by a participant for each calendar year in which the participant is credited with at least 100 hours of service for the Company or the Savings Bank. Prior to the completion of three years of credited service, a participant who terminates employment will not receive any benefit under the ESOP. Participants will become 100% vested in the ESOP upon the attainment of age 65, death, disability or termination of the ESOP. Benefits may be payable upon retirement, disability or separation from service. The Company's and the Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     The Board of Directors of the Company appointed a committee of Messrs. Zyla, Stiver and Hein to administer the ESOP. Messrs. John A. Stiver and Robert
S. Zyla serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares, will be voted by the ESOP trustees in the same ratio on any matter as to those shares for which instructions are given.

STOCK OPTION PLAN

     The shareholders of the Company, at the recommendation of the Board of Directors, adopted a 1997 stock option plan for the Company and it subsidiaries at annual meeting of the Company held on April 23, 1997 (the "Stock Option Plan"). The Stock Option Plan provides for the grant of incentive stock options ("incentive stock options") and non-incentive or compensatory stock options ("non-incentive stock options"; the incentive stock options and the non-incentive stock options are referred to herein collectively as "Stock Option Awards" or "options"). The Company may award incentive stock options and/or non-incentive stock options to acquire shares of Common Stock from time to time to officers and key employees (excluding non-employee directors) of, and other persons providing services to, the Company, the Savings Bank and certain affiliates participating in the Stock Option Plan (collectively the "Employees"). The Company may award non-incentive stock options to acquire shares of common stock from time to time to non-employee directors of the Company, the Savings Bank and certain affiliates participating in the Stock Option Plan. Incentive stock options may only be granted to Employees. Non-employee directors are not eligible to receive discretionary incentive stock options, but may only receive non-incentive stock options awarded pursuant to a formula system. No recipient of a Stock Option Award shall have any rights of a stockholder of the Company, including, without limitation, voting and dividend rights, until shares of Common Stock are issued to him and he becomes the record owner of such shares.

     The Stock Option Plan is administered and interpreted by the Board of Directors of the Company. The Board of Directors of the Company has the option to appoint an advisory committee of two or more non-employee directors of the Company (the "Committee") to make recommendations concerning the level of the discretionary Stock Option Awards and other administrative issues that arise during the operation of the Stock Option Plan.

     Under the Stock Option Plan, the Board of Directors of the Company determines which Employees will be granted options, whether such options will be incentive stock options or non-incentive stock options, the number of shares subject to each option, the exercise price of such options (which must be at least fair market value at the time of the grant of the option), and whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. Each non-incentive stock option and incentive stock option will be evidenced by a stock option agreement. Incentive stock options are further restricted by the terms of the Internal Revenue Code.

     Under the Stock Option Plan, non-employee directors of the Company, the Savings Bank and certain affiliates participating in the Stock Option Plan will receive non-incentive stock options on a formula basis. Each person that was serving as a non-employee director of the Company or the Savings Bank immediately after the shareholder adoption of the Stock Option Plan received non-incentive stock options for 1,000 shares of Common Stock plus 100 additional shares of Common Stock for each full year of service as a non-employee director of the Savings Bank. Subject to availability of shares of Common Stock allocated to formula awards, (i) each new non-employee director of the Company, the Savings Bank and each affiliate participating in the Stock Option Plan, will receive non-incentive stock options for 1,000 shares of Common Stock upon election to the Board of Directors of the Company, the Savings Bank or any affiliate participating in the Stock Option Plan, and (ii) following the annual meeting of the stockholders, each non-employee director of the Company, the Savings Bank and the affiliates participating in the Stock Option Plan will receive non-incentive stock options for 100 shares of Common Stock in consideration for serving as a director, provided that the director elected at the organizational meeting for the new board of directors of the Company as the chairperson of the board of directors of the Company shall be awarded additional non-incentive stock options for 100 shares of Common Stock. Any person serving in the capacity of a non-employee director for more than one corporation participating in the Stock Option Plan (i.e. a person serving as a non-employee director of the Company and the Savings Bank) will be limited to receiving formula awards under the Stock Option Plan with respect to the one directorship that provides the formula award offering the greatest number of shares of Common Stock, and will be prohibited from receiving formula awards with respect to any other directorship.

     The per share exercise price of options will be at least equal to the fair market value of a share of Common Stock on the date the option is granted. All options become vested and exercisable, subject to certain exceptions, at a rate and subject to such limitations as may be determined by the Board at the time of the grant, which vesting rate will be no greater than 20% per year beginning one year from the date of the grant of the Stock Option Award. Under certain circumstances, the Stock Option Awards may be revoked for misconduct.

     A total of 96,302 shares of Common Stock has been reserved for issuance pursuant to the Stock Option Plan, which is 10% of the Common Stock issued in connection with the Conversion. A total of 24,075 shares of Common Stock have been reserved for purposes of making non-incentive stock option formula awards to non-employee directors under the Stock Option Plan, and all formula awards are subject to the availability of shares of Common Stock from such reserves, including forfeitures. As of December 31, 1997, the Company has granted Stock Option Awards to directors, officers and employees of the Company and the Savings Bank to purchase an aggregate of 76,741 shares of Common Stock at exercise prices ranging from $15.625 per share to $17.25 per share. Shares of Common Stock needed to satisfy exercises of options may be acquired through open market purchases, or may be satisfied through the use of authorized but unissued Common Stock. The current policy of the Board of Trustees is to use treasury stock or to acquire Common Stock in the open market to satisfy any exercised options.

MANAGEMENT RECOGNITION AND RETENTION PLAN AND TRUST

     The shareholders of the Company, at the recommendation of the Board of Directors, adopted a management recognition and retention plan and trust for the Company and it subsidiaries (the "Recognition Plan") at the annual meeting of the Company held on April 23, 1997. Officers and key employees of the Company, the Savings Bank and certain affiliates participating in the Recognition Plan who are selected by the Board of Directors of the Company, as well as non-employee directors of the Company, the Savings Bank and certain affiliates participating in the Recognition Plan are eligible to receive benefits under the Recognition Plan.

     The Recognition Plan is administered and interpreted by the Board of Directors of the Company. The Board of Directors of the Company has the option to appoint an advisory committee of two or more non-employee directors of the Company (the "Committee") to make recommendations concerning the award of Common Stock under the Recognition Plan and other administrative issues that arise during the operation of the Recognition Plan. The Board of Directors of the Company shall from time to time appoint trustees to hold and manage the property of the trust created pursuant to the Recognition Plan. The Board of Directors of the Company has initially chosen John A. Stiver and Robert S. Zyla to act as trustees for the Recognition Plan.

     Under the Recognition Plan, the Board of Directors of the Company determines when awards of Common Stock will be made to officers and key employees of the Company, the Savings Bank and certain affiliates participating in the Recognition Plan, which officers and key employees will be awarded Common Stock and the number of shares subject to each award. Awards under the Recognition Plan to officers and key employees are at the complete discretion of the Board of Directors of the Company.

     Non-employee directors of the Company, the Savings Bank and certain affiliates participating in the Recognition Plan will receive awards of Common Stock on a formula basis. Under the formula applicable to non-employee directors on the date of the adoption of the Recognition Plan each non-employee director of the Company and each non-employee director of the Savings Bank serving as a director of the Company or the Savings Bank immediately after the adoption of the Recognition Plan was granted an award of 1,000 shares of Common Stock plus 100 additional shares of Common Stock for each full year of service as a non-employee director of the Savings Bank. Subject to the availability of shares of Common Stock allocated to formula awards, (i) each new non-employee director of the Company, the Savings Bank and each affiliate participating in the Recognition Plan will receive an award of 1,000 shares of Common Stock upon election to the Board of Directors of the Company, the Savings Bank or any affiliate participating in the Recognition Plan, and (ii) following the annual meeting of the stockholders, each non-employee director of the Company, the Savings Bank and the affiliates participating in the Recognition Plan will receive an award of Common Stock of 100 shares in consideration for serving as a director, provided that the director elected at the organizational meeting for the new board of directors of the Company as the chairperson of the board of directors of the Company shall be awarded an additional 100 shares of Common Stock. Any person serving in the capacity of a non-employee director for more than one corporation participating in the Recognition Plan (i.e. a person serving as a non-employee director of the Company and the Savings Bank) will be limited to receiving formula awards under the Recognition Plan with respect the one directorship that provides the formula award offering the greatest number of shares, and will be prohibited from receiving awards with respect to any other directorship.

     Shares of Common Stock granted pursuant to the Recognition Plan will be in the form of restricted stock to be earned and distributed, subject to certain exceptions, over a five-year period at a rate of 20% per year, beginning one year from the date of the grant of the award. Under certain circumstances, the awards may be revoked for misconduct.

     Until shares awarded to a recipient under the Recognition Plan have been earned and distributed, they may not be sold, pledged or otherwise disposed of and are required to be held in the Recognition Plan Trust. Under the terms of the Recognition Plan, all shares which have been awarded, but not yet been earned and distributed, are required to be voted by the trustees in accordance with the directions of the recipients, and if no direction is provided by the recipient the shares will not be voted by the trustees. The trustees will vote unawarded shares in the same proportion as they receive instructions from recipients with respect to the awarded shares which have not yet been earned and distributed. In the event that a tender offer is made, the trustees shall tender shares held by the trustees which have not been earned and distributed in the same proportion in which a recipient tenders shares which have been earned and distributed. Any cash dividends or stock dividends declared in respect of each share held by the Recognition Plan trust, to the extent such dividends are attributable to vested and nonforfeitable shares, will be paid by the Recognition Plan trust as soon as practicable after the Recognition Plan trust's receipt thereof to the recipient on whose behalf such share is then held by the Recognition Plan trust. To the extent such dividends are attributable to shares that are not vested and nonforfeitable, such dividends shall be retained in the Recognition Plan's trust and paid, as soon as practical after the shares become vested and non-forfeitable, to the recipient on whose behalf the shares are held in the Recognition Plan's trust; provided that if such shares so held are forfeited, such retained dividends will be allocated to the Plan Share Reserve (as defined in the Recognition Plan).

     A total of 38,521 shares of Common Stock has been reserved for issuance pursuant to the Recognition Plan, which is 4% of the Common Stock issued in connection with the Conversion. A total of 9,630 shares of Common Stock will be reserved for purposes of making formula awards under the Recognition Plan, and all formula awards are subject to the availability of shares of Common Stock from such reserves, including forfeitures. Shares in the Recognition Plan may be acquired through open market purchases, or may be satisfied through the use of authorized but unissued Common Stock. The Company is obligated to reserve or have available sufficient shares of Common Stock to satisfy the awards outstanding as they vest. The Company has granted shares of Common Stock to directors, officers and employees of the Company and the Savings Bank under the Recognition Plan in an aggregate of 34,885 shares of Common Stock. Shares of Common Stock needed to satisfy these awards upon vesting may be acquired through open market purchases, or may be satisfied through the use of authorized but unissued Common Stock. The current policy of the Board of Trustees is to use treasury stock or to acquire Common Stock in the open market to satisfy any exercised options.

     Although the Recognition Plan trust was established to acquire 38,521 shares of Common Stock as of the record date of March 17, 1998, only 19,600 shares of Common Stock are held by the Recognition Plan trust which is less than the number of awarded but unvested shares under the Recognition Plan. Voting rights with respect to the held shares of the Recognition Plan trust have been allocated among the beneficiaries of such trust pro rata in accordance with the ratio of the awarded shares of a beneficiary to the total number of the awarded shares.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Federal law requires that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

     As of December 31, 1997, John A. Stiver, a director and the Chairman of the Board of each of the Company and the Savings Bank, and C&J Leasing Co. (of which Mr. Stiver is owner) have borrowings from the Savings Bank with a total aggregate balance of $149,921 at December 31, 1997. The largest aggregate balance during 1997 of Mr. Stiver's loans (and his affiliates) was $377,433. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These extensions do not involve more than the normal risk of collectability or present other unfavorable features. Mr. Stiver also leases space from the Savings Bank for his offices at an annual rental of $11,100, which management believes is comparable to rates chargeable to unrelated third parties for rentals of similar space.

     In addition, Mr. Stiver has prepared the federal and state tax returns of the Company and the Savings Bank and during 1997 received a fee of $5,500 for this service. Mr. Stiver has also been retained to prepare the federal and state tax returns and filings of the Company and the Savings Bank due during 1998 and will receive a fee not to exceed $6,000 for these services. Management believes this fee for tax preparation services is comparable to rates charged by unrelated third parties for comparable services.

     As of December 31, 1997, the Savings Bank had committed to make an additional loan to Mr. Stiver in an amount not to exceed $93,000. This loan commitment was made in the ordinary course of business of the Savings Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These extensions do not involve more than the normal risk of collectability or present other unfavorable features.

     At December 31, 1997, except for Mr. Stiver, no other director or executive officer, or their affiliates, had aggregate loan balances in excess of $60,000. Other than Mr. McCullough, no such individual, or his or her affiliate, had engaged in any transaction during the year ending December 31, 1997, and is not a party to a present or proposed transaction, with the Company or the Savings Bank with a value in excess of $60,000. The aggregate amount of loans to insiders at December 31, 1997 was $182,175, which constitutes 1.2% of the consolidated equity of the Company and the Savings Bank.

     Charles P. McCullough, a director of the Savings Bank, is an attorney and a shareholder with the law firm of Tucker Arensberg, P.C., which has been retained by the Savings Bank and the Company with respect to certain legal matters on an ongoing basis. The Company and the Savings Bank expect this relationship to continue.

     The Savings Bank retained media services from a company owned by the brother of one of the Savings Bank's officers. The total costs for such services in 1997, 1996 and 1995 were $21,070, $21,590 and $24,765, respectively.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

     Arthur Andersen LLP was the independent public accountant for the Company and the Savings Bank for the 1997 fiscal year. The Board of Directors has approved the selection of Arthur Andersen LLP as its auditors for the 1998 fiscal year, subject to ratification by the Company's stockholders. A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     Neither the rules or regulations of the Securities and Exchange Commission nor the rules of NASDAQ for issues traded through NASDAQ require that the selection of auditors be submitted to stockholders for approval. The selection of auditors is an issue for stockholder approval for companies traded on the New York Stock Exchange. Management believes the selection of auditors is of particular interest to stockholders. Therefore, management desires to present the ratification of auditors to the stockholders of the Company. In the event that the Proposal II is not approved management will begin to interview public accounting firms for hire as the new independent auditors of the Company.

RATIFICATION OF THE APPOINTMENT OF THE AUDITORS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF THE COMPANY AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AND THE SAVINGS BANK'S AUDITORS FOR THE 1998 FISCAL YEAR.

                      FINANCIAL INFORMATION--ANNUAL REPORT

     The audited financial statements of the Company for its fiscal year ended December 31, 1997, prepared in conformity with generally accepted accounting principles, are included in the Company's 1997 Annual Report to Stockholders which accompanies this Proxy Statement. These audited financial statements are incorporated herein by reference. Any stockholder who has not received a copy of the Company's 1997 Annual Report to Stockholders may obtain a copy by writing to the Secretary of the Company.

     Stockholders may receive without charge a copy of the Company's Annual Report or the Form 10-K filed with the Securities and Exchange Commission under the 1934 Act for the year ended December 31, 1997, by writing to the Secretary of the Company. Upon written request to the Secretary, the Company will furnish at no cost to any stockholder copies of the exhibits to the Annual Report or the Form 10-K.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                 MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 710 Old Clairton Road, Pleasant Hills, Pennsylvania 15236, no later than February 28, 1999. Any such proposals shall be subject to the terms of the Articles of Incorporation of the Company and the requirements of the proxy rules adopted under the 1934 Act. Any such stockholder proposal shall be subject to the terms of the Articles of Incorporation of the Company and applicable law.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ PATRICIA A. WHITE
                                    ---------------------
                                        Patricia A. White
                                        Secretary
Pleasant Hills, Pennsylvania
March 23, 1998

REVOCABLE PROXY

                             PRESTIGE BANCORP, INC.
                             710 OLD CLAIRTON ROAD
                            PLEASANT HILLS, PA 15236

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 1998

KNOW ALL PERSONS BY THESE PRESENT that the undersigned shareholder of Prestige Bancorp, Inc. (the "Company"), hereby appoints Robert S. Zyla and Patricia A. White, or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on April 29, 1998, at the Georgetown Centre, 526 East Bruceton Road, Pleasant Hills Borough, Pennsylvania, at 10:30 A.M. (local time) and at any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given with respect to such shares. Discretionary authority is hereby conferred as to all other matters as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this card. IF NO CHOICE IS INDICATED FOR A PROPOSAL, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON SUCH PROPOSAL.


           (continued and to be dated and signed on the reverse side)


                              FOLD AND DETACH HERE

Proposal I-Election of Director for Terms Expiring 2001.                                      Proposal II-Ratification of
Nominees John A. Stlver, Patricia A. White, Michael R. Macosko                                 Appointment of Auditors

    FOR all                 WITHHOLD            INSTRUCTION: To withhold authority to
nominees listed            AUTHORITY            vote for any individual nominee, write
(except as marked       to vote for all         that nominee's name on the space               FOR      AGAINST     ABSTAIN
to the contrary)        nominees listed         provided below:

    [     ]                 [     ]             ---------------------------------------       [     ]     [     ]     [     ]





                                                                                   PRESTIGE BANCORP, INC. (THE "COMPANY") ANNUAL
                                                                                   MEETING TO BE HELD ON APRIL, 29, 1998 AT 10:30
                                                                                   A.M. LOCAL TIME FOR THE SHAREHOLDERS OF THE
                                                                                   COMPANY AS OF 03/17/98.

                                                                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                                                                   OF DIRECTORS OF THE COMPANY. EACH OF THE
                                                                                   FOLLOWING PROPOSALS HAS BEEN PUT FORTH BY THE
                                                                                   BOARD OF DIRECTORS OF THE COMPANY.

                                                                                   The undersigned acknowledges that (s)he has
                                                                                   received a Proxy Statement and Annual Report of
                                                                                   the Company prior to signing this Proxy.



Signature(s)                                     Signature(s)                               Date
            -------------------------------------            -------------------------------    --------------------------------

Please sign and return promptly in the enclosed addressed envelope. Please sign EXACTLY as your name(s) appears above. When signing as attorney, executor, administrator,guardian, custodian, etc. please give your full title as such. If a corporation or partnership, please sign the full name by an authorized officer or partner. If stock is owned jointly, all parties must sign.

                                                    FOLD AND DETACH HERE